UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
July 4, 2011

VERIGY LTD.
(Exact Name of Registrant as Specified in Its Charter)

Singapore	000-52038	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

Verigy Ltd. No. 1 Yishun Ave. 7 Singapore	768923
(Address of principal executive offices)	(Zip Code)

+65 6755-2033
(Registrant’s telephone number, including area code)

Not applicable.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On July 4, 2011, Verigy Ltd. (“Verigy” or the “Company”), a corporation organized under the laws of Singapore, entered into a First Supplemental Indenture, dated as of July 4, 2011 (the “Supplemental Indenture”), with respect to the Indenture, dated as of July 15, 2009 (the “Indenture”), between Verigy and U.S. Bank National Association, as trustee (the “Trustee”). The Supplemental Indenture was entered into in connection with a scheme of arrangement (the “Scheme”), which was consummated on July 4, 2011, pursuant to that certain Implementation Agreement, dated March 28, 2011 (the “Implementation Agreement”), by and between Advantest Corporation, a company organized under the laws of Japan (“Parent” or “Advantest”), and the Company, pursuant to which the Company would become a wholly owned subsidiary of Parent.

The Supplemental Indenture amends the Indenture solely with respect to Verigy’s 5.25% Convertible Senior Notes due 2014 (CUSIP No. 92345X AB4) (the “Notes”) to, among other things, fix the Share Price (as defined in the Indenture) of Verigy’s ordinary shares at $15.00 per share and provide that the right to convert each $1,000 principal amount of Notes into ordinary shares is changed to a right to convert such Notes into (1) the amount of cash that a holder of a number of Company Ordinary Shares (as defined in the Indenture) equal to the Conversion Rate (as defined in the Indenture) immediately prior to the effective time of the Scheme would have owned or been entitled to receive, and, in addition, (2) if the right to convert such Notes is exercised within the period from and including the effective time of the Scheme up to, and including, the Business Day (as defined in the Indenture) immediately prior to the related Fundamental Change Purchase Date (as defined in the Indenture), the amount of cash that a holder of a number of Company Ordinary Shares equal to the Additional Shares (as defined in the Indenture) would have owned or been entitled to receive.

The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the Supplemental Indenture, a copy which is attached as Exhibit 4.1 hereto and is incorporated herein by reference.

Item 2.01. Completion of Acquisition or Disposition of Assets

On July 4, 2011, Advantest completed its acquisition of Verigy pursuant to the terms of an Implementation Agreement and upon the lodging of the Singapore High Court's order approving the Scheme with the Accounting and Corporate Regulatory Authority of Singapore.  The Scheme, which was approved by Verigy’s shareholders on June 17, 2011, provided for the transfer of all of the outstanding ordinary shares of Verigy to Advantest in exchange for US$15.00 per share in cash.

At the effective time of the Scheme and as a result of its consummation, each Verigy ordinary share outstanding immediately prior to the effective time of the Scheme and each Verigy ordinary share subject to restricted stock unit awards were converted into the right to receive US$15.00 in cash.  Options to acquire Verigy ordinary shares outstanding immediately prior to the consummation of the Scheme (other than options held by non-employee Verigy board members) were converted into options denominated in shares of Advantest common stock (or American Depository Shares representing shares of Advantest common stock) based on formulas set forth in the Implementation Agreement, with terms and conditions that are otherwise the same as those existing immediately prior to the consummation of the Scheme.  Each option to acquire Verigy ordinary shares outstanding immediately prior to the consummation of the Scheme and held by Verigy non-employee board members were cancelled in exchange for an amount, if any, equal to the product of: (1) the number of Verigy ordinary shares subject to the option, and (2) the excess, if any, of (x) $15.00 over (y) the per share exercise price of such option.

The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the full text of the Implementation Agreement, which is incorporated by reference as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.04. Triggering Events that Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement

The consummation of the Scheme on July 4, 2011 constitutes a Make-Whole Fundamental Change and a Fundamental Change under the Indenture.

As a result, the holders of the Notes, pursuant to the Indenture, as amended and supplemented, have a right to convert such Notes into (1) the amount of cash that a holder of a number of Company Ordinary Shares equal to the Conversion Rate immediately prior to the effective time of the Scheme would have owned or been entitled to receive, and, in addition, (2) if the right to convert such Notes is exercised within the period from and including the effective time of the Scheme up to, and including, the Business Day immediately prior to the related Fundamental Change Purchase Date, the amount of cash that a holder of a number of Company Ordinary Shares equal to the Additional Shares would have owned or been entitled to receive, based upon the scheme consideration of $15.00 per share.  The Fundamental Change Purchase Date is a Business Day specified by the Company that is no earlier than the 20th and not later than the 35th calendar day following the date of the Fundamental Change Company Notice (as defined in the Indenture), subject to extension to comply with applicable law. The Company expects the Fundamental Change Purchase Date to be no earlier than July 25, 2011 and no later than August 26, 2011, with the exact date to be specified in the Fundamental Change Company Notice which will be provided no later than July 24, 2011 pursuant to the terms of the Indenture.

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

In connection with the consummation of the Scheme on July 4, 2011, Verigy has notified the Nasdaq Stock Market that the Scheme has been completed, and requested that trading of Verigy ordinary shares on the Nasdaq Global Select Market (the “Nasdaq”) be suspended.  In addition, an application on Form 25 will be filed with the Securities and Exchange Commission to remove Verigy’s ordinary shares from listing on the Nasdaq and from registration under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  Verigy intends to file a certification on Form 15 requesting that its reporting obligations under Sections 13 and 15(d) of the Exchange Act be terminated.

Item 3.03. Material Modification to Rights of Security Holders

Pursuant to the Implementation Agreement, at the effective time of the Scheme and as a result of its consummation, each Verigy ordinary share outstanding immediately prior to the effective time of the Scheme and each Verigy ordinary share subject to restricted stock unit awards were converted into the right to receive US$15.00 in cash.

In addition, options to acquire Verigy ordinary shares outstanding immediately prior to the consummation of the Scheme (other than options held by non-employee Verigy board members) were converted into options denominated in shares of Advantest common stock (or American Depository Shares representing shares of Advantest common stock) based on formulas set forth in the Implementation Agreement, with terms and conditions that are otherwise the same as those existing immediately prior to the consummation of the Scheme.  Each option to acquire Verigy ordinary shares outstanding immediately prior to the consummation of the Scheme and held by Verigy non-employee board members were cancelled in exchange for an amount, if any, equal to the product of: (1) the number of Verigy ordinary shares subject to the option, and (2) the excess, if any, of (x) $15.00 over (y) the per share exercise price of such option.

See Item 2.01 of this Current Report on Form 8-K, which is incorporated herein by reference.

Item 5.01. Changes in Control of Registrant

Upon the consummation of the Scheme on July 4, 2011, a change in control of Verigy occurred and Verigy became a wholly owned subsidiary of Advantest, as described in Item 2.01 of this Current Report on Form 8-K, which is incorporated herein by reference.  The aggregate consideration to be paid by Advantest in connection with the consummation of the Scheme will be approximately US$1.1 billion (including approximately US$175 million paid by Verigy as the settlement amount of convertible notes).  See Item 3.03 of this Current Report on Form 8-K, which is incorporated herein by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Pursuant to the terms of the Implementation Agreement, as of the effective time of the Scheme on July 4, 2011, each member of Verigy’s Board of Directors, other than Jorge Titinger, resigned from the board.  Contemporaneously, as of the effective time of the Scheme, Yuichi Kurita, Robert Nikl, Hans-Juergen Wagner, Pascal Ronde, Warren Kocmond and Paul Lau were each appointed to the Board of Directors of Verigy.

Item 8.01. Other Events

On July 5, 2011, in connection with the consummation of the Scheme, Verigy delivered a notice, attached hereto as Exhibit 99.1, to the holders of its Notes, that a Make-Whole Fundamental Change occurred upon the consummation of the Scheme on July 4, 2011 and that such date constituted the Effective Date of a Make-Whole Fundamental Change under the Indenture. A press release announcing the notice, the Make-Whole Fundamental Change and the Effective Date of the Make-Whole Fundamental Change under the Indenture is attached hereto as Exhibit 99.2.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits:

Exhibit No.	Exhibit

2.1
Implementation Agreement, between Advantest Corporation, a corporation organized under the laws of Japan, and Verigy Ltd., a corporation organized under the laws of Singapore, dated March 28, 2011 (incorporated by reference to Exhibit 2.1 to Verigy’s Current Report on Form 8-K filed with the Securities and Exchange Commission on March 28, 2011)

4.1	First Supplemental Indenture, dated as of July 4, 2011, between Verigy and the Trustee.

99.1	Notice of Fundamental Change, Make-Whole Fundamental Change and Supplemental Indenture dated July 5, 2011.

99.2	Press Release dated July 5, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 5, 2011	VERIGY LTD.

	By:	/s/ Jorge Titinger
Jorge Titinger
President & CEO

EXHIBIT INDEX

Exhibit No.	Description

2.1
Implementation Agreement, between Advantest Corporation, a corporation organized under the laws of Japan, and Verigy Ltd., a corporation organized under the laws of Singapore, dated March 28, 2011 (incorporated by reference to Exhibit 2.1 to Verigy’s Current Report on Form 8-K filed with the Securities and Exchange Commission on March 28, 2011)

4.1	First Supplemental Indenture, dated as of July 4, 2011, between Verigy and the Trustee.

99.1	Notice of Fundamental Change, Make-Whole Fundamental Change and Supplemental Indenture dated July 5, 2011.

99.2	Press Release dated July 5, 2011.